EXHIBIT 10.12


                            ASSET PURCHASE AGREEMENT

                          (B. L. KEY SERVICES, L.L.C.)

      THIS AGREEMENT is made and entered into by and among CRC-KEY, INC, an Oklahoma corporation, ("Buyer"), and B. L. KEY SERVICES, L.L.C. ("Seller"), BOBBY L. KEY ("Key"), JAMES C. McGILL ("James McGill"), the JAMES C. McGILL REVOCABLE LIVING TRUST DATED JUNE 28, 1996, amended and restated October 22, 1996 (the "Trust"), JAMES MICHAEL McGILL ("Michael McGill") (Key, James McGill and Michael McGill being referred to as "Member" or "Members").

                                    RECITALS

      1. Seller owns and operates a business that designs, manufactures and sells concrete weights that are used in the pipeline business, among others (the "Business"). Seller is an Oklahoma Limited Liability Company, which, under Oklahoma law, has "Members" and "Managers" instead of "Shareholders" and "Directors" or "Limited Partners" and "General Partners." Under Oklahoma corporate law Key, the Trust and Michael McGill are the only members of Seller and Key and James McGill are the only Managers of the Seller, although the Seller has other employees who hold managerial positions but are not "Managers" of the L.L.C. under Oklahoma law.

      2. Seller desires to sell to Buyer, and Buyer desires to buy from Seller, substantially all of Seller's assets upon the terms and conditions contained in this Agreement.

      NOW, THEREFORE, in consideration for the mutual terms and provisions contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

      1.1 PURCHASE OF ASSETS. On the basis of the representations and warranties of the Parties contained herein, subject to the terms and conditions set forth in this Agreement, and for the consideration hereafter provided, Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, on the Closing Date (as hereafter defined) all of the following assets (except as specifically excluded in Section 1.2):

            (a) The real property and improvements described in and according to the terms of the Contract for the Purchase of Real Estate attached as SCHEDULE 1.L(A) (the "Real Estate Contract"); provided that such real property shall be leased as provided in the lease attached to such Real Estate Contract;
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            (b) All of Seller's supplies, equipment, inventory, fixed assets and other tangible personal property as of October 31, 1997 as described on SCHEDULE 1.L(B). Such schedule shall be updated from October 31, 1997 through the Closing Date (all of Seller's supplies, equipment, inventory, fixed assets and other tangible personal property being purchased by Buyer is hereinafter referred to as the "Personal Property") Seller's cost of all such Personal Property and the accumulated depreciation for each item through October 31, 1997, is shown on SCHEDULE 1.L(B);

            (c) All rights accruing under the leases of and licenses to use real, tangible or intangible personal, or other property in which Seller has an interest listed on SCHEDULE 1.L(C) from and after the Closing Date, which Schedule includes: (i) all leases or licenses of property that would be "Personal Property" if Seller owned that property and (ii) all real property leases, leases or licenses of computer systems, software, systems and documentation, visual and electronic security equipment, facsimile and duplicating equipment, and leases of all other equipment, automobiles, trucks, rolling stock, and communications equipment, collectively referred to as the "Personal Property Leases";

            (d) All of the following related to the Business: (i) supplier lists, (ii) customer lists, (iii) address or phone lists, (iv) marketing prospects and brochures, (v) product descriptions, drawings, plans and specifications; (vi) computer files, (vii) warranties, maintenance and other records relating to the Purchased Assets, and (viii) copies of Seller's tax returns and financial records, Seller's organizational document and operating agreement and Seller's personnel files;

            (e) All intangible personal property of Seller (collectively, "Intangible Property") described on SCHEDULE 1.1(E) and the following:

                  (i) Contracts as listed in SCHEDULE 1.L(E)(I);

                  (ii) All deposits, prepaid items and refunds including utility deposits;

                  (iii) To the extent transferable, all licenses, certificates, franchises, accreditations, permits, and other indicia of authority relating to business operations of the Business;

                  (iv) All trade names and business names including, without limitation, the names "B. L. Key Services" (or any part or derivation thereof), service marks, trade dress, trademarks, logos, and all derivations and variations of any thereof, and all proprietary materials listed on SCHEDULE 1.1(E)(IV) (collectively called the "Business Identity");

                  (v) All telephone, facsimile, e-mail numbers, Internet web-page identifiers and communication numbers and post office box rights listed on Schedule I - 1 (e) (v),

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                  (vi) All technical information, blueprints, plans,
                  specifications, processes, engineering drawings or notes, patents, rights to inventions, copyrights, rights to proprietary processes, ideas, developments, and all other intellectual property (collectively called "Intellectual Property"), including such intellectual property described on
                  Schedule 1.1(e)(vi);

                  (vii) The rights of Seller under all manufacturers', contractors', bankers' or others' warranties and guaranties which relate to the Purchased Assets;

                  (viii) All of Seller's goodwill in the Business.

            (f) To the extent that policy limits are not exhausted by Seller before December 31, 1999, or thereafter with respect to claims asserted against Seller, all rights under all insurance policies insuring against any liability for any past or future activity or liability of the Seller or the Business for periods before the Closing Date;

            (g) To the extent that Buyer pays an amount to resolve, settle or pay for a claim, rights of subrogation, contribution, claims against agents, or claims against others, in which the Seller has an interest or that are related to the Business, including without limitation all rights which, under law or equity, accrue before or after the Closing Date but relate to an occurrence that happened before the Closing Date;

            (h) All "work in process" in which Seller has an interest as shown on SCHEDULE 1.1(H) as such schedule shall be updated through the Closing Date; and

            (i) The intent of the foregoing is that the Buyer will purchase substantially all of the assets and rights that are used in the Business and have been paid for by Seller other than Excluded Assets. If a schedule omits such an asset or right of Seller, other than an asset described in Section 1.2(a)-(e), Buyer will have the right and option to purchase such item or right from Seller for Seller's cost less depreciation or if greater, the assumption of any purchase money indebtedness thereon. Buyer's purchase option will survive the Closing for a period of twelve (12) months.

      1.2 EXCLUDED ASSETS. The following assets (the "Excluded Assets") shall not be included in the definition of "Purchased Assets" (hereinafter defined) and shall not be included in the sale:

            (a) All of Seller's cash on hand, in banks, or elsewhere;

            (b) Any property (including, any Personal Property) of Seller that is expended, disposed of or sold in the ordinary course of business prior to the Closing Date;

            (c) The Seller's accounts receivable;

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            (d) Seller's notes receivable;

            (e) The other assets described on SCHEDULE 1.2; and

            (f) All rights, claims, interests and property of Seller not described in Section 1.1 above.

all of which (a-f) are called the "Excluded Assets." The Assets described in
Section 1.1, less the Excluded Assets, will be called the " Purchased Assets."

      1.3   ASSUMPTION OF OBLIGATIONS AND LIABILITIES.

            (a) IN GENERAL. Subject to the terms and conditions set forth in this Agreement, Buyer agrees to assume, perform and pay when due the obligations and liabilities of Seller with respect to the Personal Property, the Personal Property Leases, the Contracts, all obligations related to the work in progress being assigned to Buyer hereunder, and the remaining Purchased Assets, but only to the extent they arise or are to be performed after the Closing Date (the "Assumed Obligations"). Buyer also agrees to assume and pay any specific liabilities described in SCHEDULE 1.3(A)("Assumed Liabilities").

            (b) EXCLUDED LIABILITIES. Seller shall pay all liabilities and obligations not expressly assumed by Buyer on the Closing Date and Seller shall indemnify Buyer against any and all such liabilities pursuant to and in accordance with Section 4.4 hereof. Buyer does not assume any liabilities or obligations of Seller, or related in any way to the Purchased Assets or actions of Seller, which are not specifically assumed by Buyer under this Agreement including, without limitation, liabilities arising prior to the Closing Date in connection with the operation of the Business and the activities of Seller.

      1.4   PURCHASE PRICE.

            (a) IN GENERAL. Subject to the terms and conditions of this Agreement and the adjustments and credits provided in SECTION 1.5, the purchase price ("Purchase Price") to be paid by Buyer to Seller for the Purchased Assets shall be as follows:

                  (i) The sum of One Million Thirty Thousand Dollars ($1,030,000.00), less closing adjustments described in SECTION
                  1.5 of this Agreement, payable on the Closing Date by a cashier's check drawn on a bank located in the United States or, at the Seller's option, a wire transfer of funds initiated and transferred on the Closing Date; plus

                  (ii) A note in the form attached hereto as SCHEDULE 1.4(A)(II); plus

                  (iii) If, but only to the extent that, any "Earnout Payments" described in SUBSECTION 1.4(B) are payable, such Earnout Payments; plus or minus

                  (iv) Any "Purchase Price Adjustment" described in SUBSECTION 1.4(C).

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      (b)   EARNOUT PAYMENTS. The "Earnout Payments" shall be calculated as described on SCHEDULE 1.4(B), subject to the following rules:

                  (i) CUMULATIVE BASIS. The maximum Earnout Payments will be calculated on a cumulative basis, beginning on April 1, 1998, and ending March 31, 2003. Interim calculations and payments will be made as described in this Subsection, but all calculations and payments will be based on the entire period described above.

                  (ii) EARNOUT PAYMENT. For each of the Buyer's Fiscal Years ending on or before March 31, 2003, the Buyer will calculate and pay an Earnout Payment; provided that, in no event will the Seller receive aggregate Earnout Payments that exceed the cumulative sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00). If the Earnout Ratio described on SCHEDULE 1.4(B) exceeds 0.2 for one or more fiscal years, and then drops below 0.2 for a future fiscal year, then Seller will not be required to repay Earnout Payments previously made by the Buyer. In addition, if for two successive fiscal years the Earnout Ratio is less than 0.1, then in Buyer's discretion it may cancel and terminate all remaining Earnout Payments. In addition, if Buyer in any fiscal year suffers an operating loss (not including any extraordinary items) in excess of $500,000, then Buyer in its discretion may cancel and terminate any Earnout Payment for that fiscal year and for all future fiscal years.

                  (iii) FINANCIAL ACCOUNTING METHODS. The Earnout Payments calculation will be applied on a non-consolidated basis, even while the Buyer is a member of a business group that should be consolidated for tax or regular accounting basis. While the Business is owned by the Buyer and it does not own assets other the those purchased hereunder, or employed or generated as a part of the Business, the Buyer's entire assets, liabilities, earnings and other accounting elements will be used to calculate the Earnout Payments, Average Net Assets and EBITDA as such terms are defined on SCHEDULE 1.4(B). If, however, the Buyer owns other businesses, the Buyer shall operate the Business as a separate division and only the accounts of that division will be used to calculate the Earnout Payments, Average Net Assets and EBITDA. The increased basis or cost of the Purchased Assets, based on the Buyer's purchase price (including any previous Earnout Payment), will be included in the carrying cost of the Total Assets as such term is defined on SCHEDULE 1.4(B). To calculate Total Assets for purposes of the Earnout Payments, no asset will be depreciated, depleted, amortized or written off by more than the amount permitted as an expense for the Earnout Payments, Average Net Assets and EBITDA, even if GAAP or tax rules permit or require such depreciation, amortization or write-off; thus, Total Assets for the Earnout Payment may exceed the Total Assets stated on the Buyer's regular books of account or on its tax statements.

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                  (iv) PAYMENT. Any Earnout Payment will be payable, by Buyer's wire transfer, on or before the earlier of (A) August 31 that follows immediately after the end of each "Applicable Year," or (B) 10 business days after Buyer receives its final certified audit for the previous fiscal year. The "Applicable Years" relate to the fiscal years ending on March 31, 1999, through March 31, 2003, inclusive. With the payment for any Earnout Payment, the Buyer shall include a calculation of the Earnout Payment computed and shown in accordance with SCHEDULE 1.4(B), and copies of Buyer's monthly financial statements for that fiscal year and fiscal year financial statements.

                  (v) SELLER'S RIGHTS TO REVIEW AND OBJECT. Seller shall have the right to review the Buyer's financial statements during the period that Earnout Payments are calculated on a monthly basis. Seller also has the right to review the Buyer's regular books of account for such fiscal year during Buyer's regular business hours, by giving Buyer at least ten business days' notice within 120 days after Buyer delivers the information described in Subsection 1.4(b)(iv). The Seller may object to the calculation of the Earnout Payment by delivering a specific and detailed statement of the reasons for the objection and the errors in the calculation of the Earnout Payment by giving at least ten business days' notice; provided that if the Seller does not deliver its Statement within 180 days after the Buyer delivers to Seller the calculation of the Earnout Payment, Average Net Assets and EBITDA for that fiscal year, the Seller shall be deemed to have accepted the Buyer's calculation of the Earnout Payment, Average Net Assets and EBITDA and for future fiscal years all previous fiscal years' calculations shall not be subject to review or objection.

                  (vi) DISPUTE RESOLUTION. In the event of a timely objection to Buyer's calculation of the Average Net Assets, EBITDA and the Earnout Payment, the Parties shall endeavor to resolve the objection during a period of at least 60 days after Seller delivers such timely objection. If the Parties are unable to resolve such timely objection, they shall appoint David O. Hogan at Hogan & Slovacek, Tulsa, Oklahoma, to review the Buyer's calculation, and the determination of such accounting firm of the correct amounts shall be binding on both Parties. The fees of such accounting firm shall be shared equally by the Parties.

                        THIS SUBSECTION IS THE EXCLUSIVE REMEDY WITH RESPECT TO
                  DISPUTES REGARDING THE BUYER'S CALCULATION OF THE AVERAGE NET ASSETS, EBITDA, AND EARNOUT PAYMENTS.

                  (vii) KEY MAN INSURANCE. Notwithstanding the foregoing description of the Earnout Payments, this Subsection describes the exclusive rights to Earnout Payments with respect to the interest of any of the Members who dies before March 31, 2003. The Seller or Key and James McGill currently have life insurance policies insuring the lives of each other as

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                  described on SCHEDULE 1.4(B)(VII), with death benefits
                  totaling $1,500,000 on the life of Key and $1,000,000 on the life of James McGill. Such policies will be split such that one third ($500,000) of the policy insuring the life of Key will be assigned to Buyer at Closing with the remainder ($1,000,000) assigned to Key at Closing and one-quarter ($250,000) of the policy insuring the life of James McGill will be assigned to Buyer at Closing with the remainder ($750,000) assigned to James McGill at Closing. Key and McGill will consent to such assignment. In addition, Michael McGill will cooperate with the obtaining of $500,000 in life insurance on his life. One policy for $200,000 will be owned by the Buyer; the other policy for $300,000 will be owned by Michael McGill. The Members will keep all such life insurance policies in full force and effect for the full policy limits stated above with premiums paid on a timely basis throughout the period of the Earnout Payments. If any of the Members should die before March 31, 2003, then the respective death beneficiaries of such policies shall receive the benefits thereof. Further, Buyer shall have the obligation to pay a pro rata portion of any Earnout Payment with respect o such deceased Member's "interest" (or the Trust's "interest" with respect to James McGill) in the Seller with respect to the year in which such death occurred. Such Earnout Payment will be a pro rata share ("Pro Rata Share") of such deceased Member's "interest" (or the Trust's "interest" with respect to James McGill) in the total Earnout Payment which is paid for such fiscal year based upon the number of days that such Member lived during the fiscal year in which death occurred. Upon payment of the Pro Rata Share, such deceased Member's "interest" (or the Trust's "interest" with respect to James McGill) in the Earnout Payments shall not thereafter be payable to anyone. Each Member's "interest" (or the Trust's "interest" with respect to James McGill) in the Seller, and the portion of the Earnout Payments that will cease to be payable with respect to a Member's death, is as follows:

                        Key - 49% "interest" in the Seller and of the Earnout Payments;

                        James C. McGill Revocable Living Trust dated June 28, 1996, as amended and restated October 22, 1996 - 46 % "interest" in the Seller and of the Earnout Payments with respect to James C. McGill's death; and

                        Michael McGill - 5% "interest" in the Seller and of the Earnout Payments.

                  For example, if James McGill dies on August 1, 2000, the Company will be liable to the Seller for 33.42 percent of amounts otherwise accruing with respect to the Trust's interest in Seller as Earnout Payments for the fiscal year ending March 31, 2001. After such payments are made, no person shall have any right or interest in the portion of the Earnout Payment previously payable with respect to the Trust's interest therein.

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                  The Seller or the applicable Member's estate and his
                  beneficiaries will bear all income, estate and other taxes and withholdings on the payments described in this Subsection
                  (vii).

                  If any Member fails to maintain in full force and effect any of the life insurance policies provided for above for the full policy limits stated above for the term described above, then no death benefits will be paid to the beneficiaries of the policies held by the Members and Buyer will not be liable for such death benefits.

                  (viii) If, prior to the final Earnout Payment being made hereunder, a Member becomes qualified to receive long term disability payments in accordance with the long term disability plan of Buyer or if a Member ceases employment with Buyer, then the payment or nonpayment of that Member's (or the Trust's) "interest" in future Earnout Payments will be determined in accordance with such Member's Employment Agreement (or James C. McGill's Consulting Agreement with respect to the Trust) with Buyer as attached hereto as
                  SCHEDULE 1.7(A)(XV).

                  A Member's or the Trust's interest in Earnout Payments is used for the purpose of reducing a portion of the Earnout Payments if a Member dies. The Seller will receive all Earnout Payments as provided in this Agreement.

            (C) PURCHASE PRICE ADJUSTMENT. Within 90 days after the Closing Date, the Buyer will determine the Business' Personal Property and work in process as of the Closing Date. Based on such "Closing Date Personal Property Statement" and the October 31, 1997 Personal Property Statement attached hereto as SCHEDULE 1.4(C) and the work in process on March 31, 1998, the Buyer will calculate the Purchase Price Adjustment as follows:

                  (i) CLOSING DATE PERSONAL PROPERTY STATEMENT. The Closing Date Personal Property Statement will be prepared on the same basis as the October 31, 1997 Personal Property Statement. The Closing Date Personal Property Statement will not reflect an increase in the basis or carrying cost of the assets shown on the Closing Date Personal Property Statement. The cost, net of depreciation, of the Personal Property shown on the October 31, 1997 Personal Property Statement shall be subtracted from the cost, net of depreciation, of the Personal Property shown on the Closing Date Personal Property Statement. Any positive difference shall be paid by Buyer to Seller and any negative difference shall be paid by Seller to Buyer. Any personal property acquired or disposed of after October 31, 1997 and before the Closing Date shall have depreciation accounted for in accordance with generally accepted accounting practices, consistently applied.

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                  (ii) WORK IN PROCESS. Work in process on March 31, 1998 shall be treated in the following manner:

                        (A) With respect to the work in process described on
                        Schedule 1.4(c)(ii)(A), all revenues and costs accrued prior to the Closing Date shall belong to and be received or paid by Seller and all revenues and costs accrued on or after the Closing Date shall belong to and be received or paid by Buyer.

                        (B) With respect to the work in process described on
                        Schedule 1.4(c)(ii)(B), the gross profit derived therefrom shall be calculated as described on SCHEDULE 1.4(C)(II)(B) and shall be either retained by the Buyer or paid to the Seller as described in SCHEDULE 1.4(C)(II)(B).

                  (iii) CALCULATION AND PAYMENT. Within 90 days after the Closing Date, the Buyer will deliver the Closing Date Personal Property Statement, and a detailed calculation of the gross profit derived from the work in process described on SCHEDULE 1.4(C)(II)(B) (all of which are called the "Calculations"). Within 10 days after the delivery of such information, Buyer shall pay to Seller any net positive amount, and, within ten days after the close of Seller's right to review and object period set forth below, Seller shall pay to Buyer any net negative amount, shown by the Calculations.

                  (iv) SELLER'S RIGHTS TO REVIEW AND OBJECT. Seller will have the right to review the Buyer's regular books of account for a fiscal year during Buyer's regular business hours, by giving Buyer at least ten business days' notice within 45 days after Buyer delivers the Calculations. The Seller also may object to the calculation of the Closing-Date Personal Property Statement, the price to be paid for the other assets, or the gross profit derived from the work in process described on
                  SCHEDULE 1.4(C)(II)(B) by delivering a specific and detailed "Statement" of the reasons for the objection and the errors in such Calculations by giving at least ten business days' notice; provided that if the Seller does not deliver its Statement within 60 days after the Buyer delivers such Calculations, the Seller shall be deemed to have accepted the Calculations, and the Purchase Price Adjustment shall not be subject to review or objection.

                  (v) DISPUTE RESOLUTION. In the event of a timely objection to Calculations, the Parties shall endeavor to resolve the objection during a period of at least 60 days after Buyer delivers such timely objection. If the Parties are unable to resolve such timely objection, they shall appoint David O. Hogan at Hogan & Slovacek, Tulsa, Oklahoma to review the Calculations, and the determination of such accounting firm of the correct amounts will be binding on both Parties. The fees of such accounting firm will be shared equally by the Parties.

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      THIS SUBSECTION STATES THE EXCLUSIVE REMEDY FOR DISPUTES RELATING TO THE
      CALCULATIONS.

1.5   PRORATIONS.

      (a) TAXES. Buyer shall pay all special assessments against the Purchased Assets. All state, city, county and tax district ad valorem and personal property taxes and general assessments, if any, which are directly attributable to the Purchased Assets, shall be prorated between the Parties as of the Closing Date. Buyer shall pay only the pro rata share of any personal property taxes arising with respect to the period after the Closing Date regardless of when the taxes are assessed. If such taxes have not been assessed as of the Closing Date, such taxes will be based on the previous year's taxes.

      (b) UTILITIES. The proration of utilities is described in the Real Estate Contract. For periods before the Closing Date, Seller shall pay all utilities relating to the Business except as prorated in the Real Estate Contract. For periods after the Closing Date, Buyer shall pay all of the utilities.

      (c) SALES TAXES. Buyer shall pay to Seller or to the taxing authority all sales taxes that are payable with respect to the purchase of the Purchased Assets.

      (d) NO DOUBLE PRORATIONS. This Agreement and the Real Estate Contract both have proration clauses. There shall be no duplicate proration of any cost, expense or amount. If there is a conflict between the prorations described in this Agreement and the prorations described in the Real Estate Contract, the Real Estate Contract shall control.

      1.6 CLOSING DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Suite 1000, 100 West Fifth Street, Tulsa, Oklahoma, on or before March 31, 1998, at a time mutually agreed by the Parties or such other date, time and place as the Parties shall mutually agree (the "Closing Date"), provided that all conditions and other matters required to be completed as of the Closing Date have been or shall be completed on the date. In the event the Closing shall not have occurred prior to June 1, 1998, this Agreement shall terminate, and, except as set forth in Sections 4.6,
4.7 and 8.3, neither party shall have any further liability to any other party hereunder other than for a breach of this Agreement occurring before that date such as the failure to consummate this Agreement after all conditions and requirements have been satisfied.

      1.7 INSTRUMENTS OF CONVEYANCE AND TRANSFER.

            (a) SELLER. At the Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer the following:

                  (i) A bill of sale, assignment and assumption agreement substantially in the form attached as SCHEDULE 1.7(A)(I) which shall be effective to vest in Buyer good and marketable title to the Purchased Assets free and clear of all liens, charges and encumbrances, and restrictions of any kind

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                  whatsoever, except only the Assumed Obligations and Assumed
                  Liabilities;

                  (ii) UCC-2 Termination Statements with respect to all of Seller's Financing Statements including those identified in
                  SCHEDULE 2. L(F) but not including those described on SCHEDULE 1.7(A)(II);

                  (iii) A copy of Seller's Articles of Organization and Operating Agreement certified by a Manager of Seller;

                  (iv) A certified copy of a resolution, signed by all of the Seller's Members and Managers, approving this Agreement and all transactions contemplated in this Agreement;

                  (v) An opinion of counsel that this Agreement is the fully-authorized, valid and binding agreement of the Seller that is enforceable according to its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (vi) Original policies of insurance on the lives of Key and James McGill and related consents to such assignments;

                  (vii) Copies of the notice letters to lessors, lessees, employees and contractors who are Parties to the leases, licenses contracts and accounts payable to be assumed by Buyer regarding the assignment thereof, which shall be in a form that is acceptable to Seller and Buyer;

                  (viii) Assignments and consents to the assumption of such of Seller's purchase or sales orders or contracts as require such consents; a general form for such assignments and consents is attached as SCHEDULE 1.7(A)(VIII);

                  (ix) Certificates of title to all personal property required to have such titles, signed and acknowledged to transfer such titles to the Buyer and having all liens thereon released except for Assumed Obligations and Assumed Liabilities;

                  (x) All documents required to close the Real Estate Contract or the lease in lieu of the Real Estate Contract; and

                  (xi) All tangible personal property, and all documents evidencing intangible personal property, that are part of the Purchased Assets.

                  (xii) Estoppel Certificates from each of the Seller's full time employees (about 10 people), in the form attached as
                  SCHEDULE 1.7(A)(XII);

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
                  (xiii) COBRA notices to all of Buyer's employees to whom COBRA notices are required to be sent;

                  (xiv) Copies of all Form 5500s that the Seller has been required to file;

                  (xv) Final Employment Agreements and a Consulting Agreement with Buyer and Key, Michael McGill and James McGill in the form attached as SCHEDULE 1.7(A)(XV); and

                  (xvi) All other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in a form satisfactory to Buyer and its counsel, as may be reasonably requested by Buyer in order to transfer the Purchased Assets to Buyer and to carry out the transactions contemplated by this Agreement.

            (b) BUYER. At the Closing Buyer shall execute and deliver or cause to be executed and delivered to Seller the following:

                  (i) The payment of the initial amount of the Purchase Price as provided in Subsection 1.4(a)(i) and (ii) of this Agreement; and

                  (ii) Certificates, consents and other documents as may be required to carry out the terms of this Agreement.

                  (iii) Assumption of Assumed Obligations and Assumed Liabilities Agreement in the form as shown on SCHEDULE 1.7(A)(I).

                  (iv) Guaranty attached hereto as SCHEDULE 1.7(B)(IV).

                                   ARTICLE 2
                   SELLER'S REPRESENTATIONS AND WARRANTIES

      2.1 REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer, which representations and warranties shall be true and correct on the date hereof and through and including the Closing Date, as follows:

                  (a) ORGANIZATION: GOOD STANDING. The Seller is an Oklahoma Limited Liability Company, duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

                  (b) AUTHORITY. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been fully-authorized by the Seller's Members and Managers.

                  (c) BINDING EFFECT. All action on the part of the Seller necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been or will be taken prior to the Closing Date, and Seller has received all consents necessary to carry out this Agreement and each of the transactions contemplated herein. The individual signing this Agreement on behalf of the Seller is duly authorized to bind Seller to the terms of this Agreement. This Agreement is and shall constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (d) TITLE TO AND CONDITION OF PERSONAL PROPERTY AND CONTRACTS. Except as set forth on SCHEDULE 2.1(D), with respect to the Personal Property and Contracts:

                        (i) Except for the Personal Property that is the subject of a Personal Property Lease, Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, insurable and marketable title to all of the Personal Property. Except as shown on SCHEDULE 2.1(D), none of the Purchased Assets is subject to: (A) any security interest, mortgage, pledge, lien, restriction or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, or (B) any claims in which any person or entity other than Buyer will have acquired or will have a basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of any of the Personal Property. The liens described on SCHEDULE 2.L(D) will be extinguished at the Closing.

                        (ii) SCHEDULE 1.1(C), SCHEDULE 1.1(E)(I), and SCHEDULE 1.1(E)(IV) set forth accurate and complete lists of all Personal Property Leases, Contracts and Business Identity used in, or necessary or intended for the operation of, the Business. Seller has provided, or will provide within ten (10) days from the date hereof, Buyer with complete and correct copies of all Contracts and Personal Property Leases and Business Identity. Except as set forth in such Schedules: (A) the Contracts and Personal Property Leases are freely assignable by Seller to Buyer, have not been modified, amended or assigned and are in full force and effect; (B) there are no defaults by Seller, or any other party to the Contracts and Personal Property Leases; (C) Seller has not perfected its rights to use its Business Identity by a state or federal filing, but has a right to use its Business Identity through use and has not received any adverse claims to any of the Business Identity; (D) Seller has not received any notice of any default, offset, counterclaim or defense under the Contracts or Personal Property Leases, or with respect to the Business Identity; (E) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by Seller of the terms of the Contracts or Personal Property Leases; and (F) there does not now, and at Closing shall not exist any security interest, lien, encumbrance, right of set-off, prepayment, deposit or claim on any interest of Seller in the Contracts or Personal Property Leases, or with respect to the Business Identity except for the Assumed Obligations and Assumed Liabilities.

                        (iii) The Personal Property, including, without limitation, any Personal Property leased by Seller, is merchantable, is in good operating condition and repair (ordinary wear and tear excepted).

                        (iv) The supplies and inventories to be purchased by Buyer are of good quality, not obsolete, and are of a quantity useable and saleable in the ordinary course of business. Seller has not made any additions or reductions to the supplies prior to the Closing Date, except in the ordinary course of business.

                        (v) To the best knowledge of Seller, Seller is the sole owner of all of the Intellectual Property, free from the claims or rights of any other person. None of the Intellectual Property is subject to any actual or claimed assignment, lien, encumbrance, license or royalty, except as described on SCHEDULE 1.1(E)(VI).

                        (vi) Except as shown on SCHEDULE 2.L(D)(VI) the Purchased Assets are located at the Business address in Tulsa or near Catoosa, Oklahoma or under the custody and control of an on-site supervisor.

                  (e) ABSENCE OF ADVERSE FACTS OR CIRCUMSTANCES. Except as stated on SCHEDULE 2.1(E), to the best of Seller's knowledge, no facts or circumstances exist which are expected to materially and adversely affect the present condition of the Purchased Assets.

                  (f) COMPLIANCE WITH LAW. Except as stated on SCHEDULE 2.L(F), to the best of Seller's knowledge, the Business and the Purchased Assets are not in violation of any applicable statutes, regulations, ordinances or other laws which could in any manner materially adversely affect Buyer's ownership of the Purchase Assets or the operation of the Business. Seller does not know of any governmental investigation of Seller pending in connection with the operation of the Business.

                  (g) PURCHASED ASSETS. Except as stated on SCHEDULE 2.1(G), the Purchased Assets constitute all of the property presently used in or required for the operation of the Business (excluding the Excluded Assets described in Subsection 1.2(a)-(e)).

                  (h) NO VIOLATION. Entering into this Agreement and consummating the transactions contemplated hereby will not constitute or result in a breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon the Purchased Assets, under any provision of any chapter, bylaw, mortgage, lease or agreement, or any order, judgment or decree to which any of the Purchased Assets is subject or by which Seller is bound. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein violate any order, writ, injunction, judgment or decree of any federal, state or local court, department, agency or instrumentality to which the Seller is a party or by which the Seller is bound.

                  (i) LITIGATION; LIABILITY. Except as set forth in SCHEDULE 2.1(I) attached hereto, there is no action, assertion of breach, investigation or proceeding pending or, to the best knowledge of Seller, threatened against or involving the Purchased Assets or the Seller, and to the best knowledge of Seller after due inquiry, there are no facts based on which material assertions of breach may be hereafter made against the Purchased Assets or the Seller.

                  (j) INSURANCE. A description of all insurance policies presently in effect with respect to the Purchased Assets, including the policies and respective coverage amounts, is set forth in SCHEDULE 2.L(I). Seller has maintained and shall continue to maintain (i) insurance on all of their assets and business of a type customarily insured, covering property damage and loss of income by fire and other casualties, and
                  (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. Seller shall deliver copies of all such insurance policies to Buyer at Closing.

                  (k) REAL ESTATE. All warranties and representations made in the Real Estate Contract are and will be true, complete and accurate as of the dates described in the Real Estate Contract, and are incorporated by reference into this Agreement as if they were completely restated in this subsection.

      2.2 NO UNTRUE OR INACCURATE REPRESENTATION OR WARRANTY. No representation or warranty by Seller contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements therein not materially misleading.

      2.3 SCHEDULES. Each Schedule to this Agreement discloses all of the information that the text of this Agreement requires to be disclosed with respect to the subject matter of that Schedule.

      2.4 SURVIVAL. The representations and warranties of Seller contained in this Agreement shall be deemed to have been made as of the date of this Agreement and as of the Closing Date, and shall, as of each such date, then be true, accurate and complete in all material respects. The representations and warranties of Seller contained in this Agreement shall terminate December 31, 1999, except that the termination thereof does not affect the right of indemnification under Section 4.4.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF BUYER

      3.1 REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller, which representations and warranties shall be true correct on the date hereof and through and including the Closing Date, as follows:

      (A) ORGANIZATION; GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

      (B) CORPORATE AUTHORITY. Buyer has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

      (C) BINDING EFFECT. All corporate action on the part of Buyer, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been or shall be taken prior to the Closing Date. This Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

      (D) NO VIOLATION. Consummation of the transactions contemplated hereby will not constitute or result in a breach or default under any provision of any charter, bylaw, mortgage, lease or agreement, or any order, judgment or decree to which any property of Buyer is subject or by which Buyer is bound.

      3.2 SURVIVAL. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made as of the date of this Agreement and also as of the Closing Date and shall, as of both such dates, be true, accurate and complete in all respects. The representations and warranties of Buyer contained in this Agreement shall terminate December 31, 1999, except that the termination thereof does not affect the right of indemnification under
Section 5.1.

                                   ARTICLE 4

                               COVENANTS OF SELLER

      4.1 ACCESS AND INFORMATION. From the date of this Agreement until Closing, Seller shall give to Buyer or Buyer's representatives access during normal business hours to the business, books, accounts and records and all other relevant documents and shall make available copies of all documents and information with respect to the business and properties of Seller as representatives of Buyer may from time to time request, all in a manner as not unduly to disrupt Seller's normal business activities. Access may include consultations with Seller and (after advance notice and only at times reasonably permitted by Seller) the personnel of Seller. From the date of this Agreement until Closing, Seller shall (after advance notice and only at times reasonably permitted by Seller) make the Personal Property available for inspection by Buyer and its representatives during normal business hours. Prior to the Closing Date, Seller shall notify Buyer of (a) any material adverse change in the financial position, earnings or business of Seller, (b) any governmental, customer, supplier, current or former employee, or others' complaints, investigations or hearings to which Seller is a party, and (c) any pending or threatened court actions to which the Seller is a party.

      4.2 CONDUCT OF BUSINESS. Before the Closing Date, except as otherwise approved by Buyer, Seller shall conduct its business only in the ordinary course thereof consistent with past practice and in a manner that the representations and warranties contained in Article 2 shall be true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement). Seller will, consistent with conducting its business in accordance with reasonable business judgment, use its best efforts to maintain and preserve its business organization, employee relationships, customer and supplier base, and rights under the Personal Property Leases and Contracts intact.

      4.3 NEGATIVE COVENANTS. During the period from the date of this Agreement to the Closing Date, Seller shall not, without Buyer's prior written consent:

      (a) Transfer, sell or otherwise dispose of any assets material to the operation of the Business other than in the ordinary and usual course of business as heretofore conducted, except for the items as are no longer useful, or obsolete, worn out or incapable of any further use, and as will be replaced in accordance with Seller's usual practices with other items of substantially the same value and utility as the items transferred, sold, exchanged or otherwise disposed of;

      (b) Create, participate in or agree to the creation of any liens, encumbrances or hypothecation of any of the assets of Seller, except any liens for current taxes;

      (c) Except for contracts for the sale of goods or services on standard terms, conditions and profit margins, enter into any leases, contracts or agreements of any kind or character with respect to the Business or its operation, or incur any liabilities in connection therewith, save and except (i) those which will terminate or expire prior to the Closing Date, and (ii) those to which Seller is presently committed or which arise in the ordinary course of business as heretofore conducted and involve a liability or obligation not exceeding an aggregate amount of $20,000.00;

      (d) Engage in any transaction concerning the Business except in the ordinary course of business;

      (e) Except as required for the performance by Seller of the terms of this Agreement, amend or terminate prior to its expiration date, any contract or agreement to which the Seller is a party, including those Contracts and Personal Property Leases that Buyer has agreed to assume;

      (f) Authorize or undertake any capital projects with respect to the Business, except equipment purchases, repairs and replacements occurring in the ordinary course of business as heretofore conducted and not exceeding $30,000.00 for any single item or an aggregate of $100,000.00 for all items;

      (g) Increase any salaries or other compensation payable or to become payable to Seller' employees, or incur any obligation not currently part of Seller's compensation arrangement for payment of bonuses or similar payments; or

      (h) Except as part of the sale of trucks or other equipment for which replacements are being obtained, offer for sale, solicit offers to buy, or enter into any agreement with any person (other than Buyer) with respect to the sale or other disposition of, all or any material portion of the Purchased Assets or any ownership interest of Seller, hold discussions with any party (other than Buyer looking toward an offer or solicitation, or furnish or cause to be furnished any information with respect to the Seller or the Purchased Assets to any person that the Seller knows or has reason to believe is in the process of considering any acquisition.

      4.4 INDEMNIFICATION BY SELLER.

      (a) EXCEPT FOR ASSUMED OBLIGATIONS AND ASSUMED LIABILITIES ASSUMED BY BUYER UNDER THIS AGREEMENT, SELLER AGREES TO PROTECT, INDEMNIFY, DEFEND AND HOLD BUYER, ITS OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND EACH OF THEM, FREE AND HARMLESS FROM AND AGAINST ANY AND ALL DEBTS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS OR EXPENSES (INCLUDING, BUT NOT LIMITED TO ATTORNEY'S FEES AND COURT COSTS), LIENS OR ENCUMBRANCES ACCRUING OR BASED UPON OR ARISING OUT OF:

            (i) ANY BREACH OR VIOLATION OF ANY REPRESENTATION OR WARRANTY BY SELLER SET FORTH IN ARTICLE 2 HEREOF,

            (ii) THE BREACH BY SELLER OR A MEMBER OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT; AND

            (iii) THE INDEMNIFICATION PROVISIONS OF SUBSECTION 1.3(B) AND
            SECTION 4.9. PROVIDED, HOWEVER, SELLER'S OBLIGATION IN THE
            AGGREGATE:

            (iv) TO PROTECT, INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS AS STATED ABOVE; AND

            (v) TO BUYER WITH RESPECT TO ANY BREACH OR VIOLATION DESCRIBED IN
            SECTION 4.4(A)(I), (II) AND (III) SHALL BE LIMITED:

            (vi) WITH RESPECT TO ALL CLAIMS FILED, NOTICES OF CLAIMS DELIVERED TO BUYER AND CLAIMS BY BUYER DELIVERED TO SELLER ON OR PRIOR TO DECEMBER 31, 1999, (AND DAMAGES ARISING THEREFROM INCLUDING, BUT NOT LIMITED TO, SPECIAL CONSEQUENTIAL, ORDINARY OR PUNITIVE) TO THE AMOUNT ACTUALLY PAID BY BUYER FOR THE PURCHASE OF THE PURCHASED

            ASSETS, PLUS EARNOUT PAYMENTS PAID ON OR BEFORE DECEMBER 31, 1999, AND INCLUDING ANY PAYMENTS UNDER SUBSECTION 1.4(C) FOR THE ASSET-BASED PRICE ADJUSTMENT; AND

            (vii) WITH RESPECT TO ALL CLAIMS FILED, NOTICES OF CLAIMS DELIVERED TO BUYER AND CLAIMS BY BUYER DELIVERED TO SELLER AFTER DECEMBER 31, 1999, (AND DAMAGES ARISING THEREFROM INCLUDING, BUT NOT LIMITED TO, SPECIAL CONSEQUENTIAL, ORDINARY OR PUNITIVE) TO THE AMOUNT OF ANY EARNOUT PAYMENT WHICH IS PAID AFTER DECEMBER 31, 1999.

      PROVIDED, HOWEVER, SUCH LIMITATIONS SHALL NOT APPLY TO CLAIMS BY BUYER ALLEGING A BREACH OF SUBSECTIONS 4.5, 4.6 OR 4.7 HEREOF.

      (b) IN ORDER FOR BUYER (THE "INDEMNIFIED PARTY"), TO BE ENTITLED TO ANY INDEMNIFICATION PROVIDED FOR UNDER THIS AGREEMENT IN RESPECT OF, ARISING OUT OF OR INVOLVING A CLAIM MADE BY ANY PERSON AGAINST THE INDEMNIFIED PARTY (A "THIRD PARTY CLAIM"), SUCH INDEMNIFIED PARTY MUST NOTIFY THE INDEMNIFYING PARTY IN WRITING OF THE THIRD PARTY CLAIM WITHIN A REASONABLE TIME AFTER RECEIPT BY SUCH INDEMNIFIED PARTY OF WRITTEN NOTICE OF THE THIRD PARTY CLAIM UNLESS THE INDEMNIFYING PARTY SHALL HAVE PREVIOUSLY OBTAINED ACTUAL KNOWLEDGE THEREOF. THEREAFTER, THE INDEMNIFIED PARTY SHALL DELIVER TO THE INDEMNIFYING PARTY, WITHIN A REASONABLE TIME AFTER THE INDEMNIFIED PARTY'S RECEIPT THEREOF, COPIES OF ALL NOTICES AND DOCUMENTS (INCLUDING COURT PAPERS) RECEIVED BY THE INDEMNIFIED PARTY RELATING TO THE THIRD PARTY CLAIM.

      (c) IF A THIRD PARTY CLAIM IS MADE AGAINST AN INDEMNIFIED PARTY, THE INDEMNIFYING PARTY WILL BE ENTITLED TO PARTICIPATE IN THE DEFENSE THEREOF AND, IF IT SO CHOOSES, TO ASSUME THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY; PROVIDED SUCH COUNSEL IS NOT REASONABLY OBJECTED TO BY THE INDEMNIFIED PARTY; AND PROVIDED FURTHER THAT THE INDEMNIFYING PARTY FIRST ADMITS IN WRITING ITS LIABILITY TO THE INDEMNIFIED PARTY WITH RESPECT TO SUCH CLAIM AND HAS THE ABILITY TO PAY FOR THE DEFENSE AND LIABILITY ON SUCH CLAIM. SHOULD THE INDEMNIFYING PARTY SO ELECT TO ASSUME THE DEFENSE OF A THIRD PARTY CLAIM, THE INDEMNIFYING PARTY WILL NOT BE LIABLE TO THE INDEMNIFIED PARTY FOR ANY LEGAL EXPENSES SUBSEQUENTLY INCURRED BY THE INDEMNIFIED PARTY IN CONNECTION WITH THE DEFENSE THEREOF. IF THE INDEMNIFYING PARTY ELECTS TO ASSUME THE DEFENSE OF A THIRD PARTY CLAIM, THE INDEMNIFIED PARTY WILL (i) COOPERATE (AT INDEMNIFYING PARTY'S EXPENSE FOR THE INDEMNIFIED PARTY'S OUT OF POCKET COSTS) IN ALL REASONABLE RESPECTS WITH THE INDEMNIFYING PARTY IN CONNECTION WITH SUCH DEFENSE, (ii) NOT ADMIT ANY LIABILITY WITH RESPECT TO, OR SETTLE, COMPROMISE OR DISCHARGE, ANY THIRD PARTY CLAIM WITHOUT THE INDEMNIFYING PARTY'S PRIOR WRITTEN CONSENT (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD), AND (iii) AGREE TO ANY SETTLEMENT, COMPROMISE OR DISCHARGE OF A THIRTY PARTY CLAIM WHICH THE INDEMNIFYING PARTY MAY RECOMMEND AND WHICH BY ITS TERMS OBLIGATES THE INDEMNIFYING PARTY TO PAY THE FULL AMOUNT OF THE LIABILITY IN CONNECTION WITH SUCH THIRD PARTY CLAIM WHICH RELEASES THE INDEMNIFIED PARTY COMPLETELY IN CONNECTION WITH SUCH

      THIRD PARTY CLAIM WITHOUT ANY INJUNCTION OR ORDER AGAINST THE INDEMNIFIED PARTY, AND WHICH DOES NOT ADVERSELY AFFECT THE BUSINESS CARRIED ON BY THE INDEMNIFIED PARTY. IN THE EVENT THE INDEMNIFYING PARTY SHALL ASSUME THE DEFENSE OF ANY THIRD PARTY CLAIM, THE INDEMNIFIED PARTY SHALL BE ENTITLED TO PARTICIPATE IN (BUT NOT CONTROL) SUCH DEFENSE WITH ITS OWN COUNSEL AT ITS OWN EXPENSE. IF THE INDEMNIFYING PARTY DOES NOT ASSUME THE DEFENSE OF ANY SUCH THIRD PARTY CLAIM, THE INDEMNIFIED PARTY MAY DEFEND THE SAME IN SUCH MANNER AS IT MAY DEEM APPROPRIATE, INCLUDING BUT NOT LIMITED TO SETTLING SUCH CLAIM OR LITIGATION AFTER GIVING NOTICE TO THE INDEMNIFYING PARTY OF SUCH TERMS AND THE INDEMNIFYING PARTY WILL PROMPTLY REIMBURSE THE INDEMNIFIED PARTY FOR THE COSTS OF DEFENSE AND DAMAGES UPON WRITTEN REQUEST SUBJECT TO THE LIMITATIONS DESCRIBED ABOVE AND PROVIDED, FURTHER, THAT IF THE INDEMNIFYING PARTY MAKES SUCH REIMBURSEMENT, THEN THE COSTS OF DEFENSE AND DAMAGES PAID BY BUYER SHALL NOT BE TAKEN INTO ACCOUNT IN DETERMINING ANY EARNOUT PAYMENTS. IF THE COSTS OF DEFENSE AND DAMAGES ARE PAID BY BUYER AND NOT REIMBURSED BY SELLER, THEN SUCH AMOUNTS SHALL BE TAKEN INTO ACCOUNT IN DETERMINING ANY EARNOUT PAYMENTS AND TO THAT EXTENT SELLER SHALL NOT HAVE TO REIMBURSE BUYER HEREUNDER. IN ADDITION, IF BUYER RECOVERS ANY DAMAGES OR MONETARY RELIEF FROM OTHER PARTIES, INCLUDING, WITHOUT LIMITATION, OTHER RESPONSIBLE PARTIES, INSURANCE PROCEEDS AND OTHERS, THEN ALL SUCH DAMAGES AND MONETARY RELIEF SHALL BE TAKING INTO ACCOUNT IN DETERMINING ANY EARNOUT PAYMENT.

      4.5 USE OF NAME. SELLER MAY CONTINUE TO USE ITS CURRENT NAME UNTIL DECEMBER 31, 1999, AND MAY USE ITS NAME DURING SUCH PERIOD BUT SOLELY FOR THE PURPOSES OF WINDING UP ITS BUSINESS OPERATIONS AND AFFAIRS, DISSOLVING ITSELF, DEFENDING ITSELF FROM CLAIMS AND EFFECTUATING THE TERMS OF THIS AGREEMENT. SELLER WILL EXECUTE ALL CONSENTS REQUESTED BY BUYER IN ORDER FOR BUYER TO USE SELLER'S NAME. EXCEPT TO THE EXTENT DESCRIBED IN THE PRECEDING SENTENCES OF THIS SECTION, AS OF THE CLOSING DATE ALL MEMBERS SHALL CEASE USING ANY OF THE BUSINESS IDENTITY IN ANY MANNER WHATSOEVER, DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN APPROVAL OF BUYER. SELLER SHALL EXECUTE AN ASSIGNMENT OF TRADE NAME AND OF ALL OF THE BUSINESS IDENTITY SUBSTANTIALLY IN THE FORM ATTACHED AS
SCHEDULE 4.5. BY DECEMBER 31, 1999, SELLER SHALL FILE AMENDED ARTICLES OF ORGANIZATION TO CHANGE ITS NAME TO A NAME THAT DOES NOT HAVE ANY OF THE FOLLOWING WORDS: "B. L."; "KEY"; OR "SERVICES."

      4.6 CONFIDENTIALITY. SELLER AND THE MEMBERS ACKNOWLEDGE THAT BUYER WOULD BE IRREPARABLY DAMAGED IF CONFIDENTIAL INFORMATION CONCERNING BUYER OR THE BUYER'S BUSINESSES (AS DEFINED IN SCHEDULE 4.6) WERE DISCLOSED TO OR UTILIZED BY ANY PERSON TO THE DETRIMENT OF BUYER. THEREFORE, THE SELLER AND THE MEMBERS SHALL NOT, AT ANY TIME, DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN CONSENT OF BUYER, MAKE USE OF OR DIVULGE TO ANY PERSON, GOVERNMENTAL OFFICIAL OR OFFICE, OR PUBLIC OR PRIVATE ENTITY, ANY OF: (i) BUYER'S INTELLECTUAL PROPERTY DEFINED IN SCHEDULE 4.6); (ii) PURCHASED ASSETS; (iii) NON-PUBLIC OR PROPRIETARY INFORMATION CONCERNING SELLER, BUYER, ANY AFFILIATE (DEFINED IN SCHEDULE 4.6) OR THE BUYER'S BUSINESSES; (iv) ANY FINANCIAL, MARKETING, EMPLOYEE OR TRANSACTIONAL INFORMATION RELATING TO AFFAIRS OR MATTERS OF SELLER OR THE BUYER'S BUSINESSES THAT COULD BE USED TO THE DETRIMENT OF BUYER OR AN AFFILIATE; OR (v) DESCRIPTIONS OF THIS AGREEMENT OR ANY OF ITS SCHEDULES OR TRANSACTIONS CONTEMPLATED HEREIN, EXCEPT TO THE EXTENT REQUIRED BY LAW,

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
GOVERNMENT FILINGS OR JUDICIAL, ADMINISTRATIVE OR ARBITRATION PROCEEDINGS OR AS MAY BE REQUIRED FOR SELLER'S ACCOUNTING OR INCOME TAX PURPOSES OF SELLER, OR IN ORDER TO PRESERVE OR ENFORCE SELLER'S RIGHTS UNDER THIS OR ANY OTHER AGREEMENT BETWEEN THE PARTIES. ALL AFFILIATES ARE THIRD PARTY BENEFICIARIES OF THIS
SECTION 4.6.

      4.7 COVENANT NOT TO COMPETE; PROPRIETARY INFORMATION; NONSOLICITATION.

            (a) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 4.7, FOR A PERIOD ENDING 24 MONTHS FOLLOWING THE PAYMENT OF THE FINAL EARNOUT PAYMENT BUT IN NO EVENT LATER THAN MARCH 31, 2005 (THE "NONCOMPETE PERIOD"), SELLER AND MEMBERS SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF BUYER, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY OF THE BUYER'S BUSINESSES, OR IN ANY ACTIVITY THAT IS SIMILAR TO THE BUYER'S BUSINESSES, AND SHALL NOT PERMIT, ASSIST, INVEST WITH (EXCEPT WITH RESPECT TO NO MORE THAN 5% OF THE VOTING STOCK OF ANY COMPANY WHOSE STOCK IS PUBLICLY TRADED) OR ENCOURAGE ANY OTHER PERSON TO TAKE ANY ACTION THAT WOULD BE PROHIBITED IF TAKEN DIRECTLY BY THE SELLER OR A MEMBER, WITHIN ANY OF THE STATES OF THE UNITED STATES LOCATED IN NORTH AMERICA (INCLUDING, WITHOUT LIMITATION, ALASKA), HAWAII, CANADA, SAUDI ARABIA, ANY NATION LOCATED IN ASIA, AFRICA OR SOUTH AMERICA, OR ANY OTHER LOCATION WORLDWIDE (IN WHICH THE SELLER ACKNOWLEDGES THAT IT HAS, OR HAS THE POTENTIAL OF, DOING BUSINESS) (THE "NONCOMPETE AREA").

            (b) PROPRIETARY INFORMATION. FOR PURPOSES OF THIS AGREEMENT, PROPRIETARY INFORMATION INCLUDES, WITHOUT LIMITATION, ALL INFORMATION THAT IS SECRET OR THAT IS IMPORTANT TO, DEVELOPED BY, OR USED OR USEFUL IN BUYER'S BUSINESSES, AND ALL INFORMATION, CONTRACTS, BUSINESS IDENTITY, AND INTELLECTUAL PROPERTY OF THE SELLER OR ANY AFFILIATE. FOR EXAMPLE BUT WITHOUT LIMITATION, PROPRIETARY INFORMATION INCLUDES ALL OF THE FOLLOWING:

                  (i) TRADE SECRETS, PROCESSES, FORMULAS, DATA, ALGORITHMS, COMPUTER PROGRAMS, KNOW-HOW, INVENTIONS, STRATEGIC PLANS, CUSTOMER LISTS, THE STATUS OF NEGOTIATIONS WITH ANY OTHER PERSON OR ENTITY, AND MARKETING INFORMATION AND PLANS, THAT ARE, HAVE BEEN, OR IN THE FUTURE ARE OWNED, USED, OR USEFUL IN ANY OF THE BUYER'S BUSINESSES;

                  (ii) CLAIMS OR LITIGATION BY OR AGAINST THE BUYER, ANY AFFILIATE OR ANY OFFICER, DIRECTOR, EMPLOYEE MEMBER, OR MANAGER O BUYER OR ANY AFFILIATE;

                  (iii) THE BUYER'S OR ANY AFFILIATE'S FINANCIAL CONDITION OR THE STATUS OF ANY OF THEIR BORROWINGS OR LOAN AGREEMENTS; AND

                  (iv) ALL INFORMATION ABOUT THE ABILITIES, QUALIFICATIONS, CHARACTERISTICS, PERFORMANCE, MENTAL OR PHYSICAL HEALTH, DISABILITY, INFECTION (INCLUDING WITHOUT LIMITATION HIV INFECTION), CONTENTS OF PERSONNEL FILES, EXISTENCE OR REASONS FOR ANY DISCIPLINARY ACTION, OR

                  ACTUAL OR ALLEGED INAPPROPRIATE ACTIONS, OF ANY CURRENT, FUTURE, OR PAST EMPLOYEE OF ANY OF THE BUYER'S BUSINESSES.

            (c) PROTECTION OF PROPRIETY INFORMATION. SELLER AND MEMBERS SHALL USE THEIR BEST EFFORTS TO PROTECT THE PROPRIETARY INFORMATION. SELLER AND MEMBERS SHALL NOT, DIRECTLY OR INDIRECTLY USE ANY PROPRIETARY INFORMATION FOR ANY OF THEIR BENEFIT OR FOR THE BENEFIT OF ANY PERSON OR ENTITY OTHER THAN BUYER, WITHOUT BUYER'S WRITTEN CONSENT. SELLER AND MEMBERS SHALL NOT DISCLOSE ANY PROPRIETARY INFORMATION TO ANY PERSON OR ENTITY OTHER THAN BUYER OR AN AFFILIATE, WITHOUT BUYER'S PRIOR WRITTEN CONSENT, EXCEPT TO THE EXTENT REQUIRED BY LAW, GOVERNMENT FILINGS OR JUDICIAL, ADMINISTRATIVE OR ARBITRATION PROCEEDINGS OR AS MAY BE REQUIRED FOR SELLER'S ACCOUNTING OR INCOME TAX PURPOSES OF SELLER, OR IN ORDER TO PRESERVE OR ENFORCE SELLER'S RIGHTS UNDER THIS OR ANY OTHER AGREEMENT BETWEEN THE PARTIES.

            (d) SOLICITATION. DURING THE NONCOMPETE PERIOD, SELLER AND THE MEMBERS SHALL NOT, EITHER DIRECTLY, INDIRECTLY, INDIVIDUALLY, OR
            JOINTLY:

                  (i) EMPLOYMENT. SOLICIT, OR ATTEMPT TO INDUCE OR INFLUENCE, ANY PERSON CURRENTLY EMPLOYED BY SELLER OR EMPLOYED IN THE FUTURE BY BUYER OR AN AFFILIATE, TO LEAVE BUYER'S OR AN AFFILIATE'S EMPLOYMENT OR TO HIRE ANY SUCH PERSON; OR

                  (ii) CUSTOMERS. SOLICIT ANY ACTUAL OR POTENTIAL CUSTOMER OF ANY OF BUYER'S BUSINESSES FOR SALE OF PRODUCTS OR SERVICES SIMILAR TO THOSE OF SUCH BUSINESSES, AT ANY PLACE IN THE NONCOMPETE AREA.

            (e) REMEDY. THE REMEDY AT LAW FOR ANY BREACH OF THIS SECTION 4.7 IS AND SHALL BE INADEQUATE, AND IN THE EVENT OF A BREACH OR THREATENED BREACH BY SELLER OR ANY MEMBER, BUYER OR AN AFFILIATE SHALL BE ENTITLED TO AN INJUNCTION RESTRAINING SELLER OR ANY MEMBER FROM ANY BREACH OR THREATENED BREACH HEREOF. NOTHING HEREIN SHALL BE CONSTRUED AS PROHIBITING BUYER OR AN AFFILIATE FROM PURSUING ANY OTHER REMEDIES AVAILABLE FOR SUCH BREACH OR THREATENED BREACH, INCLUDING THE RECOVERY OF DAMAGES.

            (f) THE PROVISIONS OF THIS SECTION 4.7 SHALL BE DEEMED TO CONSIST OF A SERIES OF SEPARATE COVENANTS. SELLER AND MEMBERS EXPRESSLY AGREE THAT THE CHARACTER, DURATION AND GEOGRAPHICAL SCOPE OF SUCH PROVISIONS ARE REASONABLE. HOWEVER, SHOULD A DETERMINATION NONETHELESS BE MADE BY A COURT OF COMPETENT JURISDICTION OR OTHER TRIBUNAL AT A LATER DATE THAT THE CHARACTER, DURATION OR GEOGRAPHICAL SCOPE OF SUCH PROVISIONS IS UNREASONABLE, THEN IT IS THE INTENTION AND THE AGREEMENT OF THE PARTIES THAT SUCH PROVISIONS SHALL BE CONSTRUED BY THE COURT IN SUCH A MANNER AS TO IMPOSE ONLY THOSE RESTRICTIONS ON THE CONDUCT OF SELLER WHICH ARE REASONABLE IN LIGHT OF THE CIRCUMSTANCES AS THEY THEN EXIST AND AS ARE NECESSARY TO ASSURE BUYER AND ANY AFFILIATE OF THE INTENDED BENEFIT TO THIS AGREEMENT, THEN THOSE COVENANTS WHICH, IF ELIMINATED, WOULD PERMIT THE REMAINING SEPARATE COVENANTS TO BE

            ENFORCED IN SUCH PROCEEDING SHALL, FOR THE PURPOSE OF SUCH PROCEEDING, BE DEEMED ELIMINATED FROM THIS AGREEMENT.

            (g) IF ANY OF THE PROVISIONS OF THIS SECTION 4.7 SHALL OTHERWISE CONTRAVENE OR BE INVALID UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION WHERE IT IS APPLICABLE BUT FOR SUCH CONTRAVENTION OR INVALIDITY, SUCH CONTRAVENTION OR INVALIDITY SHALL NOT INVALIDATE ALL OF THE PROVISIONS OF THIS AGREEMENT, BUT RATHER THIS AGREEMENT SHALL BE CONSTRUED, INSOFAR AS THE LAWS OF THE STATE OR JURISDICTION ARE CONCERNED, AS NOT CONTAINING THE PROVISION OR PROVISIONS CONTRAVENING OR INVALID UNDER THE LAWS OF THAT STATE OR JURISDICTION, AND THE RIOTS AND OBLIGATIONS CREATED HEREBY SHALL BE CONSTRUED AND ENFORCED ACCORDINGLY.

            (h) THE PROVISIONS OF THIS SECTION 4.7 SHALL SURVIVE THE CLOSING DATE. ALL AFFILIATES ARE THIRD PARTY BENEFICIARIES OF THIS SECTION 4.7.

      4.8   SELLER'S CONFIDENTIAL INFORMATION.

            (a) FOR PURPOSES OF THIS AGREEMENT, SELLER'S CONFIDENTIAL INFORMATION INCLUDES, WITHOUT LIMITATION, ALL INFORMATION ABOUT THE SELLER THAT IS SECRET, THAT RELATES TO THIS AGREEMENT BUT IS NOT PURCHASED BY BUYER HEREUNDER. FOR EXAMPLE BUT WITHOUT LIMITATION, SELLER'S CONFIDENTIAL INFORMATION INCLUDES ALL OF THE FOLLOWING:

                  (i) ALL PERSONAL INFORMATION CONCERNING THE MEMBERS;

                  (ii) CLAIMS OR LITIGATION BY OR AGAINST THE SELLER OR ANY MEMBER, MANAGER, DIRECT OR INDIRECT CORPORATE SUBSIDIARY OR PARENT, OR AFFILIATES; AND

                  (iii) THE SELLER'S OR MEMBER'S FINANCIAL CONDITION OR THE STATUS OF SELLER'S OR ANY MEMBER'S BORROWINGS OR LOAN AGREEMENTS.

            (b) BUYER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL USE THEIR BEST EFFORTS TO PROTECT THE SELLER'S CONFIDENTIAL INFORMATION. BUYER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL NOT, DIRECTLY OR INDIRECTLY, USE ANY OF SELLER'S CONFIDENTIAL INFORMATION FOR ANY OF THEIR BENEFIT OR FOR THE BENEFIT OF ANY PERSON OR ENTITY OTHER THAN SELLER OR THE APPLICABLE MEMBER, WITHOUT SELLER'S OR THE APPLICABLE MEMBER'S WRITTEN CONSENT. BUYER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL NOT DISCLOSE ANY OF SELLER'S CONFIDENTIAL INFORMATION TO ANY PERSON OR ENTITY OTHER THAN SELLER OR THE APPLICABLE MEMBER, WITHOUT SELLER'S OR THE APPLICABLE MEMBER'S PRIOR WRITTEN CONSENT, EXCEPT TO THE EXTENT REQUIRED BY LAW, GOVERNMENT FILINGS OR JUDICIAL, ADMINISTRATIVE OR ARBITRATION PROCEEDINGS OR AS MAY BE REQUIRED FOR SELLER'S ACCOUNTING OR INCOME TAX PURPOSES OF SELLER, OR IN ORDER TO PRESERVE OR ENFORCE SELLER'S RIGHTS UNDER THIS OR ANY OTHER AGREEMENT BETWEEN THE PARTIES.

            (c) THE REMEDY AT LAW FOR ANY BREACH OF THIS SECTION 4.8 IS AND SHALL BE INADEQUATE, AND IN THE EVENT OF A BREACH OR THREATENED BREACH BY BUYER, SELLER SHALL BE ENTITLED TO AN INJUNCTION RESTRAINING BUYER FROM ANY BREACH OR THREATENED BREACH HEREOF. NOTHING HEREIN SHALL BE CONSTRUED AS PROHIBITING SELLER FROM PURSUING ANY OTHER REMEDIES AVAILABLE FOR SUCH BREACH OR THREATENED BREACH, INCLUDING THE RECOVERY OF DAMAGES.

            (d) IF ANY OF THE PROVISIONS OF THIS SECTION 4.8 SHALL OTHERWISE CONTRAVENE OR BE INVALID UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION WHERE IT IS APPLICABLE BUT FOR SUCH CONTRAVENTION OR INVALIDITY, SUCH CONTRAVENTION OR INVALIDITY SHALL NOT INVALIDATE ALL OF THE PROVISIONS OF THIS AGREEMENT, BUT RATHER THIS AGREEMENT SHALL BE CONSTRUED, INSOFAR AS THE LAWS OF THE STATE OR JURISDICTION ARE CONCERNED, AS NOT CONTAINING THE PROVISION OR PROVISIONS CONTRAVENING OR INVALID UNDER THE LAWS OF THAT STATE OR JURISDICTION, AND THE RIGHTS AND OBLIGATIONS CREATED HEREBY SHALL BE CONSTRUED AND ENFORCED ACCORDINGLY.

            (e) THE PROVISIONS OF THIS SECTION 4.8 SHALL SURVIVE THE CLOSING
            DATE.

      4.9 EMPLOYEE MATTERS. PURSUANT TO AND IN ACCORDANCE WITH SECTION 4.4 HEREOF SELLER SHALL INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS AGAINST ANY AND ALL EXPENSE, DAMAGE OR LIABILITY, INCLUDING REASONABLE ATTORNEYS FEES AND COURT COSTS, THAT BUYER MAY SUFFER AS A RESULT OF ANY CLAIMS, SUITS, INVESTIGATIONS, OR CHARGES ASSERTED BY OR ON BEHALF OF SELLER'S EMPLOYEES OR INDEPENDENT CONTRACTORS, DUE TO ANY ACTUAL OR ALLEGED LIABILITIES OR OBLIGATIONS OF SELLER, OR INJURIES OR DAMAGES DUE TO ACTS OR OMISSIONS OF SELLER TO SUCH EMPLOYEES OR INDEPENDENT CONTRACTORS OR WHILE SELLER IS EMPLOYEES' EMPLOYER, OCCURRING OR ARISING PRIOR TO THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, ANY MATTERS ARISING UNDER LAWS GOVERNING WAGES AND HOURS, WAGE PAYMENT AND COLLECTION, EMPLOYMENT DISCRIMINATION, OCCUPATIONAL SAFETY AND HEALTH, WORKER'S COMPENSATION, SHORT- AND LONG-TERM DISABILITY, OCCUPATIONAL DISEASES, UNEMPLOYMENT INSURANCE, THE PAYMENT AND WITHHOLDING OF EMPLOYMENT TAXES, WRONGFUL TERMINATION, HARASSMENT, EMPLOYEE BENEFITS, AND ANY ALLEGED VIOLATION OF THE COMMON LAW.

      4.10 CONTINUING, COOPERATION. After the Closing, Seller shall continue to use its best efforts to assure that Buyer has the benefit of all Personal Property Leases, Contracts, Business Identity, accounts receivable and Intellectual Property. Seller appoints Buyer as Seller's attorney-in-fact to sue for, collect, compromise and collect all accounts receivable, warranties and contract rights included within the definitions of Purchased Assets, for and in the name of the Seller and for the Buyer's benefit. Seller shall execute, deliver and file all affidavits, bills of sale, assignments and other documents that Buyer deems helpful to confirm Buyer's ownership of or interest in any item of Purchased Assets.

                                   ARTICLE 5

                               COVENANTS OF BUYER

      5.1 INDEMNIFICATION BY BUYER.

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
            (a) BUYER AGREES TO PROTECT, INDEMNIFY, DEFEND AND HOLD SELLER, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND EACH OF THEM, FREE AND HARMLESS FROM AND AGAINST ANY AND ALL DEBTS, LIABILITIES, OBLIGATIONS, DAMAGES, COSTS OR EXPENSES (INCLUDING, BUT NOT LIMITED TO ATTORNEYS' FEES), LIENS OR ENCUMBRANCES ACCRUING OR BASED UPON OR ARISING OUT OF (I) ANY BREACH OR VIOLATION BY BUYER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE 3, (II) THE BREACH BY BUYER OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, (III) ANY BREACH BY BUYER OF BUYER'S OBLIGATIONS UNDER ANY LEASES, AGREEMENTS, LIABILITIES AND OBLIGATIONS ASSUMED BY BUYER PURSUANT TO THIS AGREEMENT, OR (IV) ANY FACTS OR EVENTS OCCURRING AFTER THE CLOSING DATE AND CONNECTED WITH (A) THE PURCHASED ASSETS, OR (B) ANY EMPLOYEE OF SELLER HIRED BY BUYER (EXCEPT AS EXPRESSLY PROVIDED HEREIN TO THE CONTRARY); PROVIDED THAT THIS INDEMNITY SHALL NOT APPLY TO ANY LIABILITY ARISING FROM A BREACH OR OTHER ACT OR OMISSION BY SELLER OCCURRING BEFORE THE CLOSING DATE AND CREATING ANY LIABILITY OUTSIDE OF THE ORDINARY AND BASIC OBLIGATION TO PERFORM OR MAKE ANY PAYMENTS BECOMING DUE AFTER SAID DATE IN ACCORDANCE WITH THE ASSUMED OBLIGATIONS OR ASSUMED LIABILITIES PURSUANT TO THIS AGREEMENT.

            (b) IN ORDER FOR SELLER (THE "INDEMNIFIED PARTY") TO BE ENTITLED TO ANY INDEMNIFICATION PROVIDED FOR UNDER THIS AGREEMENT IN RESPECT OF, ARISING OUT OF OR INVOLVING A CLAIM MADE BY ANY PERSON AGAINST THE INDEMNIFIED PARTY (A "THIRD PARTY CLAIM"), SUCH INDEMNIFIED PARTY MUST NOTIFY THE INDEMNIFYING PARTY IN WRITING OF THE THIRD PARTY CLAIM WITHIN A REASONABLE TIME AFTER RECEIPT BY SUCH INDEMNIFIED PARTY OF WRITTEN NOTICE OF THE THIRD PARTY CLAIM UNLESS THE INDEMNIFYING PARTY SHALL HAVE PREVIOUSLY OBTAINED ACTUAL KNOWLEDGE THEREOF. THEREAFTER, THE INDEMNIFIED PARTY SHALL DELIVER TO THE INDEMNIFYING PARTY, WITHIN REASONABLE TIME AFTER THE INDEMNIFIED PARTY'S RECEIPT THEREOF, COPIES OF ALL NOTICES AND DOCUMENTS (INCLUDING COURT PAPERS) RECEIVED BY THE INDEMNIFIED PARTY RELATING TO THE THIRD PARTY CLAIM.

            (c) IF A THIRD PARTY CLAIM IS MADE AGAINST AN INDEMNIFIED PARTY, THE INDEMNIFYING PARTY WILL BE ENTITLED TO PARTICIPATE IN THE DEFENSE THEREOF AND, IF IT SO CHOOSES, TO ASSUME THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY; PROVIDED SUCH COUNSEL IS NOT REASONABLY OBJECTED TO BY THE INDEMNIFIED PARTY; AND PROVIDED FURTHER THAT THE INDEMNIFYING PARTY FIRST ADMITS IN WRITING ITS LIABILITY TO THE INDEMNIFIED PARTY WITH RESPECT TO SUCH CLAIM AND STATES THAT IT HAS THE ABILITY TO PAY FOR THE DEFENSE AND LIABILITY ON SUCH CLAIM. SHOULD THE INDEMNIFYING PARTY SO ELECT TO ASSUME THE DEFENSE OF A THIRD PARTY CLAIM, THE INDEMNIFYING PARTY WILL NOT BE LIABLE TO THE INDEMNIFIED PARTY FOR ANY LEGAL EXPENSES SUBSEQUENTLY INCURRED BY THE INDEMNIFIED PARTY IN CONNECTION WITH THE DEFENSE THEREOF. IF THE INDEMNIFYING PARTY ELECTS TO ASSUME THE DEFENSE OF A THIRD PARTY CLAIM, THE INDEMNIFIED PARTY WILL (i) COOPERATE (AT INDEMNIFYING PARTY'S EXPENSE FOR THE INDEMNIFIED PARTY'S OUT OF POCKET COSTS) IN ALL REASONABLE RESPECTS WITH THE INDEMNIFYING PARTY IN CONNECTION WITH SUCH DEFENSE, (ii) NOT ADMIT ANY LIABILITY WITH RESPECT TO OR SETTLE, COMPROMISE OR DISCHARGE, ANY THIRD PARTY CLAIM WITHOUT THE INDEMNIFYING PARTY'S PRIOR WRITTEN CONSENT (WHICH CONSENT

            SHALL NOT BE UNREASONABLY WITHHELD), AND (iii) AGREE TO ANY SETTLEMENT, COMPROMISE OR DISCHARGE OF A THIRTY PARTY CLAIM WHICH THE INDEMNIFYING PARTY MAY RECOMMEND AND WHICH BY ITS TERMS OBLIGATES THE INDEMNIFYING PARTY TO PAY THE FULL AMOUNT OF THE LIABILITY IN CONNECTION WITH SUCH THIRD PARTY CLAIM WHICH RELEASES THE INDEMNIFIED PARTY COMPLETELY IN CONNECTION WITH SUCH THIRD PARTY CLAIM WITHOUT ANY INJUNCTION OR ORDER AGAINST THE INDEMNIFIED PARTY, AND WHICH DOES NOT ADVERSELY AFFECT THE BUSINESS CARRIED ON BY THE INDEMNIFIED PARTY. IN THE EVENT THE INDEMNIFYING PARTY SHALL ASSUME THE DEFENSE OF ANY THIRD PARTY CLAIM, THE INDEMNIFIED PARTY SHALL BE ENTITLED TO PARTICIPATE IN (BUT NOT CONTROL) SUCH DEFENSE WITH ITS OWN COUNSEL AT ITS OWN EXPENSE. IF THE INDEMNIFYING PARTY DOES NOT ASSUME THE DEFENSE OF ANY SUCH THIRD PARTY CLAIM, THE INDEMNIFIED PARTY MAY DEFEND THE SAME IN SUCH MANNER AS IT MAY DEEM APPROPRIATE, INCLUDING BUT NOT LIMITED TO SETTLING SUCH CLAIM OR LITIGATION AFTER GIVING NOTICE TO THE INDEMNIFYING PARTY OF SUCH TERMS AND THE INDEMNIFYING PARTY WILL PROMPTLY REIMBURSE THE INDEMNIFIED PARTY FOR THE COSTS OF DEFENSE AND DAMAGES UPON WRITTEN REQUEST.

      5.2 EMPLOYMENT MATTERS.

            (a) Buyer shall offer employment to Seller's employees identified in
            SCHEDULE 5.2(A) as of the Closing Date, on terms and conditions established by Buyer in accordance with its hiring policies. Such employees will be Buyer's employees at will in accordance with Buyer's employment policies.

            (b) Buyer shall employ Key and Michael McGill, and shall enter into a consulting agreement with James McGill, on the terms described on
            SCHEDULE 1.7(A)(XV).

                                   ARTICLE 6

                  CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS

      The Parties' respective obligations to consummate this transaction shall be subject to fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by the party for whose benefit such condition exists.

      6.1 REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of the Parties set forth in this Agreement shall be true and correct on the date set forth above the signature line and as of the Closing Date as though made at and as of those dates.

      6.2 PERFORMANCE OF COVENANTS. The Parties shall have performed all covenants required by this Agreement to be performed On or before the Closing Date.

      6.3 ASSIGNMENTS AND CONSENTS. Seller shall have obtained all necessary assignments, approvals, authorizations and consents necessary (i) for the assignment to Buyer of all of the Personal Property Leases, Contracts, Business Identity, Intellectual Property and other Purchased Assets on the same terms and conditions as presently apply to Seller without any transfer premium or penalty whatsoever to be paid by Buyer or its assignee, and (ii) in connection with the valid execution, delivery and performances of this Agreement.

      6.4 ACTION OR PROCEEDINGS. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and no order, decree or judgment of any court, agency, commission or governmental authority shall be outstanding which seeks to or would render it unlawful to consummate the transactions described herein.

      6.5 DUG DILIGENCE. Buyer shall have completed to its satisfaction a due diligence review of Seller including, without limitation, the receipt of documents, certificates, interviews with Members, review of the Purchased Asset, and a review of the differences between Seller's accounting system and Generally Accepted Accounting Standards. If the results of such due diligence review reveal facts that are materially different than those represented herein or in Seller's Confidential Memorandum Regarding, B. L. Key Services, L.L.C., attached hereto as SCHEDULE 6.5, Buyer may terminate this Agreement without liability and all related Agreements without liability to Seller. The provisions of Section 4.6, 4.7 and 8.3 shall apply upon the happening of any such termination and shall survive such termination for the period stated.

      6.6 COVENANTS. Buyer shall have performed all of Buyer's covenants described in Article IV.

      6.7 REAL ESTATE CONTRACT. Buyer and Seller shall have executed and delivered the lease attached as SCHEDULE 1.1(A).

      6.8 OTHER DELIVERIES. The Parties shall have delivered other documents and instruments contemplated by this Agreement or the agreements entered into in connection herewith, and other documents and instruments as either party or its counsel may reasonably request, including all of the Closing documents described in Section 1.7.

      6.9 THE OKLAHOMA TAX COMMISSION AND CITY OF TULSA. The Oklahoma Tax Commission and City of Tulsa shall have issued all state and local tax clearances which are either required by law or otherwise available and requested by Buyer.

      6.10 TERMINATION. No termination of this Agreement under Article 7 or 8 will have occurred.

                                   ARTICLE 7

                              DESTRUCTION OF ASSETS

      7.1 DESTRUCTION. If, as of the Closing Date, the Purchased Assets have suffered loss or damage, whether or not caused by Seller and whether or not caused by an Act of God, to the extent which materially affects the value of the Purchased Assets, Buyer shall have the right to:

      (a) Terminate this Agreement by giving written notice to Seller within twenty (20) calendar days after the date Buyer acquires actual knowledge of loss or damage;

            (b) Close the purchase of the Purchased Assets hereunder, in which event Buyer shall be entitled to all insurance proceeds payable by reason of loss or damage to the Purchased Assets; or

            (c) Complete the purchase of the Purchased Assets subject to reduction of the Purchase Price in an amount to be agreed by the Parties in which case Buyer shall not be entitled to any insurance proceeds payable by reason of such loss or damage.

                                   ARTICLE 8

                                   TERMINATION

      8.1 TERMINATION. This Agreement may be terminated by the mutual written consent of the Parties, by one (1) party if any condition set forth in Article 6 has not been satisfied or waived by the party for whose benefit such condition exists, on or before the Closing Date, or by the Buyer as described in Article 7.

      8.2 COSTS. In the event of a termination of this Agreement pursuant to
Section 8.1, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

      8.3 OTHER. If this Agreement is terminated without a purchase of assets being completed, then for a period of 2 years from the date hereof neither Buyer nor any of its officers or directors shall (1) disclose to any party or use to the detriment of Seller any Proprietary Information or Seller's Confidential Information; (2) without the prior consent of Seller, directly or indirectly, engage in the Business, or in any activity that is similar to the Business, and shall not permit, assist, invest with (except with respect to no more than 5% of the voting stock of any company whose stock is publicly traded) or encourage any other person to take any action that would be prohibited if taken directly by the Buyer or one of its affiliates, within the Noncompete Area as defined in
Section 4.7(a) above; and (3) solicit, or attempt to induce or influence, any person currently employed by Seller as listed on SCHEDULE 5.2(A), or employed in the future by Seller to replace a person listed on SCHEDULE 5.2(A), to leave Seller's employment or to hire any such person; or solicit any actual or potential Business customer for the sale of products or services similar to those of Business, at any place in the Noncompete Area. The provisions of
Section 4.7(e), (f), (g) and (h) shall be applied with respect to the foregoing except that in all cases the rights and protections accruing to Buyer thereunder shall accrue to Seller instead and shall be applicable to this Section 8.3.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

      9.1 ASSIGNMENT. Except as stated in this Section, none of the Buyer, Seller or Members or the Trust may assign any right, interest or obligation of this Agreement to any third party.

      9.2 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party or Parties to whom compliance is owed. One waiver or failure to insist on strict compliance does not, however, imply that similar waivers or failures to insist on compliance will or must be granted.

      9.3 BROKERS. Each party represents to the other Parties that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless other Parties alleged to have been employed by it.

      9.4 GOVERNING LAW. Except as specifically stated in this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. The Covenant not to compete, however, Section 4.7 will be governed by the laws of the jurisdictions described in such Section.

      9.5 AMENDMENTS. This Agreement may not be amended or terminated other than by written instrument signed by the party against whom enforcement of amendment or termination is sought. Only the Chief Executive Officer of the Buyer has the authority to amend this Agreement for the Buyer.

      9.6 SCHEDULES. All schedules referred to in this Agreement shall be attached to this Agreement and are incorporated by reference herein.

      9.7 NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law to be given to any Party shall be in writing and shall be deemed delivered when personally delivered to the Party to whom they are directed, three days after being deposited by certified mail in the United States mail, postage prepaid, or by facsimile transmission with a confirmation of transmission, addressed as follows:

If to Buyer:               Attention M. Timothy Carey, CEO
                           CRC-Key, Inc.
                           11601 No. Houston Rosslyn Rd.
                           Houston, TX 77086
                           Fax (281) 405-2741

                           With a copy to:

                           David B McKinney
                           Boesche, McDermott & Eskridge
                           100 West Fifth Suite 800
                           Tulsa, OK 74103
                           Fax (918) 592-5809

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
If to Seller:              Attention James C. McGill, Member and Manager
                           B. L. KEY SERVICES, L.L.C.
                           5401 So. Harvard, Ste. 1
                           Tulsa, OK 74135
                           Fax (918) 749-9976

If to Key:                 Bobby L. Key

                           Gable Gotwals Mock Schwabe Kihle Gaberino
                           100 W. Fifth Street, Suite 1000
                           Tulsa, OK 74103-4219
                           ATTN: C. Burnett Dunn
                           Fax (918) 588-7873

If to James McGill:        James C. McGill

                           Gable Gotwals Mock Schwabe Kihle Gaberino
                           100 W. Fifth Street, Suite 1000
                           Tulsa, OK 74103-4219
                           ATTN: C. Burnett Dunn
                           Fax (918) 588-7873

If to the James C. McGill  James C. McGill, Trustee
Revocable Living Trust
dated June 28, 1996, as    Gable Gotwals Mock Schwabe Kihle Gaberino
amended and restated       100 W. Fifth Street, Suite 1000
October 22, 1996           Tulsa, OK 74103-4219
                           ATTN: C. Burnett Dunn
                           Fax (918) 588-7873

If to Michael McGill:      Michael McGill

                           Gable Gotwals Mock Schwabe Kihle Gaberino
                           100 W. Fifth Street, Suite 1000
                           Tulsa, OK 74103-4219
                           ATTN: C. Burnett Dunn
                           Fax (918) 588-7873

or at another address as one party may designate by notice hereunder to the other Parties.

      9.8 ATTORNEY'S FEES. Should any legal proceeding be commenced among the Parties to this Agreement concerning the Business, this Agreement, the Real Estate Contract or the rights and duties of the Parties in relation thereto, the party prevailing in the proceeding shall be entitled, in addition to the other relief as may be granted, to a reasonable sum as and for the party's attorneys' fees and court costs actually incurred and paid.

      9.9 RESTRICTIONS ON SELLER'S DISTRIBUTIONS. Seller, Members and the Trust agree that Seller shall not dissolve between the Closing Date and December 31, 1999. Seller and Members agree that Seller shall maintain liquid assets in excess of $2,000,000 (less any amounts paid to resolve any claims against the Seller by any third party or Buyer), for the period from the Closing Date to December 31, 1999. Liquid assets shall include the note described in SCHEDULE 1.4(A)(II).

      9.10 BINDING AGREEMENT. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns. The Members and the Trust are bound by this Agreement only with respect to the Sections of this Agreement where the Members and the Trust have specific rights or obligations set forth with respect to the Members. Where the rights and obligations relate to the Seller, only the Seller and not the Members and the Trust shall have such rights or obligations under this Agreement; provided that the Members and the Trust retain whatever rights or obligations, if any, they may have under Limited Liability Company statutes, or other statutes or rules of law. The Buyer's parent and affiliated corporations do not have any rights or obligations under this Agreement; provided that the Corporation's parent corporation retains whatever rights or obligations, if any, it may have under corporation statutes, or other statutes or rules of law.

      9.11 LITIGATION ARISING FROM THE OPERATION OF THE BUSINESS. It is recognized that in the future litigation may arise relating to Seller's or Buyer's operations and the Purchased Assets, which may relate directly or indirectly to the period prior to the Closing, the period subsequent to the Closing, or both. Therefore, to the extent reasonable under the circumstances, each Party shall assist and provide information, records and documents to the other Party with respect to any litigation or potential litigation in which the other party is or may be involved.

      9.12 FISCAL YEAR. It is assumed by the parties that Buyer will be able to elect a fiscal year ending March 31 and Buyer will so elect. If such assumption is incorrect or cannot be accomplished, then the fiscal year shall be the calendar year and all references to fiscal years ending on or prior to March 31, 2003 or 2005 shall be deemed to refer to the calendar years ending on or prior to December 31, 2003 or 2005.

      9.13 CLOSING COSTS. Except as specifically described in this Agreement, each party shall bear and pay its own costs, expenses, consulting fees, attorney fees and other costs relating to the negotiation or closing of this Agreement. Buyer will not assume or pay Seller's accounts payable or accrued liabilities relating to such negotiation or closing costs of Seller.

      9.14 HEADINGS. The section and other headings contained in this Agreement and in the exhibits and schedules to this Agreement are included for the purpose of convenient reference only and shall not restrict, amplify, modify or otherwise affect in any way the meaning or interpretation of this Agreement or the exhibits and schedules.

      9.15 FAIR MEANING. This Agreement shall be construed according to its fair meaning and as if prepared by all Parties.

      9.16 GENDER AND NUMBER. All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.

      9.17 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended by the Parties, nor shall they be deemed, to confer any benefit on any person that is not a party to this Agreement, except death beneficiaries to the extent provided for in Section 1.4(b)(vii) and Affiliates to the extent provided in Sections 4.6 or 4.7.

      9.18 CONSENT TO JURISDICTION. Each of the Parties submits to the personal jurisdiction of the federal or state district courts located in Tulsa, Oklahoma, with respect to any claim brought to enforce, sue for the breach of, interpret, rescind, or interpret this Agreement.

      9.19 ENTIRE AGREEMENT. THIS IS THE ENTIRE AGREEMENT OF THE PARTIES. ALL LETTERS OF INTENT, DISCUSSIONS, AND NEGOTIATIONS ARE MERGED INTO THIS DOCUMENT AND WILL NOT SURVIVE UNLESS THEY ARE DESCRIBED IN THIS DOCUMENT. THERE ARE NO CONDITIONS PRECEDENT OR SUBSEQUENT.

      IN WITNESS WHEREOF, this Agreement has been entered into on the 31 day of March, 1998.

BUYER:                                    CRC-Key, Inc., an Oklahoma corporation


                                          By:___________________________________
                                          Chief Executive Officer


SELLER:                                   B. L. KEY SERVICES, L.L.C., Seller


                                          By:___________________________________
                                          Bobby L. Key, Member and Manager


                                          And___________________________________
                                          Michael McGill, Member


                                          And___________________________________
                                          James C. McGill as Trustee, Member


                                          And___________________________________
                                          James C. McGill, Manager

                                          And___________________________________
                                          Bobby L. Key


JAMES MCGILL:                             ______________________________________
                                          James C. McGill



JAMES C. MCGILL REVOCABLE
LIVING TRUST DATED JUNE 28, 1996, AS
AMENDED AND RESTATED OCTOBER 22, 1996:    ______________________________________
                                          James C. McGill, Trustee


MICHAEL MCGILL:                           ______________________________________
                                          James M. McGill

                                 ACKNOWLEDGMENTS

STATE OF OKLAHOMA       )
                        )  ss.
COUNTY OF TULSA         )

      This foregoing instrument was acknowledged before me on this 31st day of March, 1998, by JAMES C. McGILL, individually and as Trustee of the James
C. McGill Revocable Living Trust dated June 2 , 1996, as amended and restated October 22, 1996, and as Manager of B. L. Key Services, L.L.C. (the Seller), BOBBY L. KEY individually and as Member/Manager of Seller, and JAMES M. McGILL, individually and also as Member of the Seller.

                                          ______________________________________
                                          Notary Public
My Commission Expires:

_________________________________



STATE OF OKLAHOMA       )
                        )  ss.
COUNTY OF TULSA         )

      This foregoing instrument was acknowledged before me on this 31st day of March, 1998, by M. TIMOTHY CAREY, as Chief Executive Officer of CRC-Key, Inc., on behalf of the Buyer.


                                          ______________________________________
                                          Notary Public
My Commission Expires:

_________________________________